                                                                   EXHIBIT 10.13

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                           LIMITED LIABILITY COMPANY

                                   AGREEMENT

                                       OF

                                  SATLOGIC LLC



                      A DELAWARE LIMITED LIABILITY COMPANY



                         DATED AS OF SEPTEMBER 12, 1996



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

                               TABLE OF CONTENTS
                               -----------------

                                                                        PAGE
                                                                        ----

ARTICLE 1..............................................................    1
---------

ORGANIZATIONAL MATTERS.................................................    1
        1.1    FORMATION...............................................    1
        1.2    NAME....................................................    1
        1.3    PRINCIPAL PLACE OF BUSINESS; OTHER PLACES OF BUSINESS...    1
        1.4    BUSINESS PURPOSE........................................    1
        1.5    CERTIFICATE OF FORMATION; FILINGS.......................    1
        1.6    FICTITIOUS BUSINESS NAME STATEMENTS.....................    2
        1.7    DESIGNATED AGENT FOR SERVICE OF PROCESS.................    2
        1.8    TERM....................................................    2

ARTICLE 2..............................................................    2
---------

DEFINITIONS............................................................    2
        2.1    "ACT"...................................................    2
        2.2    "ADDITIONAL MEMBERS"....................................    2
        2.3    "ADJUSTED CAPITAL ACCOUNT DEFICIT"......................    2
        2.4    "AFFILIATE".............................................    2
        2.5    "AGREEMENT".............................................    3
        2.6    "ASSIGNEE...............................................    3
        2.7    "CAPITAL ACCOUNT".......................................    3
        2.8    "CAPITAL CONTRIBUTIONS".................................    3
        2.9    "CASH AVAILABLE FOR DISTRIBUTION".......................    4
        2.10   "CERTIFICATE"...........................................    4
        2.11   "CODE"..................................................    4
        2.12   "COMPANY"...............................................    4
        2.13   "COMPANY ASSETS.........................................    4
        2.14   "COMPANY MINIMUM GAIN"..................................    4
        2.15   "DEPRECIATION"..........................................    4
        2.16   "ECONOMIC INTEREST".....................................    4
        2.17   "ENCUMBRANCE"...........................................    4
        2.18   "GROSS ASSET VALUE".....................................    4
        2.19   "IMMEDIATE FAMILY"......................................    5
        2.20   "INCAPACITY"............................................    6
        2.21   "INDEMNITEE"............................................    6
        2.22   "LIQUIDATOR"............................................    6
        2.23   "MAJORITY IN INTEREST"..................................    6
        2.24   "MAJORITY OF REMAINING MEMBERS".........................    6
        2.25   "MANAGING MEMBERS"......................................    6
        2.26   "MEMBER MINIMUM GAIN"...................................    6
        2.27   "MEMBER NONRECOURSE DEBT"...............................    6
        2.28   "MEMBER NONRECOURSE DEDUCTIONS".........................    6
        2.29   "MEMBERS"...............................................    6
        2.30   "MEMBERSHIP INTEREST" or "INTEREST".....................    6
        2.31   "MINIMUM CAPITAL ACCOUNT BALANCE".......................    6
        2.32   "NET PROFITS" or "NET LOSSES"...........................    6
        2.33   "NONRECOURSE DEDUCTIONS"................................    7
        2.34   "NONRECOURSE LIABILITY".................................    7
        2.35   "OPERATING CASH EXPENSES"...............................    7
        2.36   "PERCENTAGE INTEREST"...................................    8
        2.37   "PERSON"................................................    8
        2.38   "RECOURSE LIABILITY"....................................    8
        2.39   "REGULATIONS"...........................................    8

                                       i
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                                                                        PAGE
                                                                        ----
        2.40   "REGULATORY ALLOCATIONS"................................    8
        2.41   "REQUIRED NOTICE".......................................    8
        2.42   "RESERVES"..............................................    8
        2.43   "RESPONSIBLE PARTY".....................................    8
        2.44   "SUBSTITUTE MEMBER".....................................    8
        2.45   "TERMINATING CAPITAL TRANSACTION".......................    8
        2.46   "TERMINATION PAYMENT"...................................    8
        2.47   "TRANSFER"..............................................    8

ARTICLE 3..............................................................    9
---------

CAPITAL; CAPITAL ACCOUNTS AND MEMBERS..................................    9
        3.1    CAPITAL COMMITMENTS OF MEMBERS..........................    9
        3.2    CAPITAL CONTRIBUTIONS BY MEMBERS........................    9
        3.3    FAILURE TO CONTRIBUTE...................................   10
        3.4    CAPITAL ACCOUNTS........................................   12
        3.5    ADDITIONAL MEMBERS......................................   12
        3.6    MEMBER CAPITAL..........................................   12
        3.7    MEMBER LOANS............................................   12
        3.8    LIABILITY OF MEMBERS....................................   12

ARTICLE 4..............................................................   13
---------

DISTRIBUTIONS..........................................................   13
        4.1    DISTRIBUTIONS OF CASH AVAILABLE FOR DISTRIBUTION........   13
        4.2    DISTRIBUTIONS UPON LIQUIDATION..........................   13
        4.3    WITHHOLDING.............................................   13
        4.4    DISTRIBUTIONS IN KIND...................................   14
        4.5    LIMITATIONS ON DISTRIBUTIONS............................   14

ARTICLE 5..............................................................   14
---------

ALLOCATIONS OF NET PROFITS AND NET LOSSES..............................   14
        5.1    GENERAL ALLOCATION OF NET PROFITS AND LOSSES............   14
        5.2    REGULATORY ALLOCATIONS..................................   14
        5.3    TAX ALLOCATIONS.........................................   16
        5.4    OTHER PROVISIONS........................................   16

ARTICLE 6..............................................................   17
---------

OPERATIONS AND INDEMNIFICATION.........................................   17
        6.1    MANAGEMENT..............................................   17
        6.2    LIMITATIONS ON AUTHORITY OF MANAGING MEMBERS............   19
        6.3    RELIANCE BY THIRD PARTIES...............................   20
        6.4    COMPENSATION OF MANAGING MEMBERS........................   20
        6.5    RECORDS AND REPORTS.....................................   20
        6.6    INDEMNIFICATION AND LIABILITY OF THE MANAGING MEMBER....   21
        6.7    REMOVAL AND WITHDRAWAL OF MANAGING MEMBER...............   22
        6.8    OTHER ACTIVITIES........................................   22

ARTICLE 7..............................................................   23
---------

INTERESTS AND TRANSFERS OF INTERESTS...................................   23
        7.1    TRANSFERS AND ENCUMBRANCES..............................   23
        7.2    FURTHER RESTRICTIONS....................................   23
        7.3    RIGHTS OF ASSIGNEES.....................................   24

                                      ii
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                                                                        PAGE
                                                                        ----
        7.4    ADMISSIONS, WITHDRAWALS AND REMOVALS....................   24
        7.5    PAYMENT UPON WITHDRAWAL OR REMOVAL OF MEMBER............   24
        7.6    ADMISSION OF ASSIGNEES AS SUBSTITUTE MEMBERS............   24
        7.7    WITHDRAWAL OF MEMBERS...................................   25
        7.8    CONVERSION OF MEMBERSHIP INTEREST.......................   25
        7.9    COMPLIANCE WITH IRS SAFE HARBOR.........................   25

ARTICLE 8..............................................................   26

   CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS...................   26
   -------------------------------------------------
        8.1    REPRESENTATIONS OF EACH MEMBER..........................   26
               8.1.1    STATUS.........................................   26
               8.1.2    AUTHORITY......................................   26
               8.1.3    NO BREACH OR DEFAULT...........................   26
               8.1.4    NO GOVERNMENTAL CONSENTS.......................   26
               8.1.5    USE OF MEMBER'S NAME...........................   26
               8.1.6    ACCURACY OF INFORMATION........................   26
        8.2    INVESTMENT REPRESENTATIONS..............................   27

ARTICLE 9..............................................................   28
---------

DISSOLUTION, LIQUIDATION, AND TERMINATION OF THE COMPANY...............   28
        9.1    LIMITATIONS.............................................   28
        9.2    EXCLUSIVE CAUSES........................................   28
        9.3    EFFECT OF DISSOLUTION...................................   29
        9.4    NO CAPITAL CONTRIBUTION UPON DISSOLUTION................   29
        9.5    LIQUIDATION.............................................   29

ARTICLE 10.............................................................   29
----------

MISCELLANEOUS..........................................................   29
        10.1   APPOINTMENT OF MANAGING MEMBERS AS ATTORNEY-IN-FACT.....   29
        10.2   AMENDMENTS..............................................   30
        10.3   ACCOUNTING AND FISCAL YEAR..............................   31
        10.4   MEETINGS................................................   31
        10.5   ENTIRE AGREEMENT........................................   31
        10.6   FURTHER ASSURANCES......................................   31
        10.7   NOTICES.................................................   31
        10.8   TAX MATTERS.............................................   32
        10.9   GOVERNING LAW...........................................   32
        10.10  CONSTRUCTION............................................   32
        10.11  CAPTIONS - PRONOUNS.....................................   32
        10.12  BINDING EFFECT..........................................   32
        10.13  SEVERABILITY............................................   32
        10.14  CONFIDENTIALITY.........................................   32
        10.15  COUNTERPARTS............................................   33

                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                  SATLOGIC LLC



          THIS LIMITED LIABILITY COMPANY AGREEMENT (the "AGREEMENT") is made and entered into as of the 12th day of September, 1996, by and between Sattel Communications LLC, a California limited liability company ("SATTEL") and StreamLogic Corporation, a Delaware corporation ("STREAMLOGIC") (each, a "MEMBER" and, together, the "MEMBERS), for the purpose of forming SatLogic LLC (the "COMPANY") a limited liability company organized under the Delaware Limited Liability Company Act (the "ACT").


                                   ARTICLE 1
                                   ---------
                             ORGANIZATIONAL MATTERS
                             ----------------------

      1.1 FORMATION. The Members hereby form the Company under the Act for the purposes and upon the terms and conditions hereinafter set forth. The rights and liabilities of the Members of the Company shall be as provided in the Act, except as otherwise expressly provided herein. In the event of any inconsistency between any terms and conditions contained in this Agreement and any non-mandatory provisions of the Act, the terms and conditions contained in this Agreement shall govern.

      1.2 NAME. The name of the Company shall be SatLogic LLC. The Company may also conduct business at the same time under one or more fictitious names if the Managing Members determine that such is in the best interests of the Company. The Managing Members may change the name of the Company, from time to time, in accordance with applicable law.

      1.3 PRINCIPAL PLACE OF BUSINESS; OTHER PLACES OF BUSINESS. The principal place of business of the Company is located at 26025 Mureau Road, Calabasas, California 91302, or such other place within or outside the State of Delaware as the Managing Members may from time to time designate. The Company may maintain offices and places of business at such other place or places within or outside the State of Delaware as the Managing Members deem advisable.

      1.4 BUSINESS PURPOSE. The purpose of the Company shall be the implementation and exploitation, directly or indirectly, of a wholesale business created to sell or resell network services elements to other value added network service providers such as Internet service providers as well as other transactions. The Company may engage in such additional businesses as are agreed upon in writing by the Managing Members, provided that the restrictions contained in Paragraph 6.8(b) shall only apply to such additional businesses if
             ---------
agreed upon by the Managing Members.

      1.5 CERTIFICATE OF FORMATION; FILINGS. The Managing Members shall cause to be executed and filed a Certificate of Formation (the "CERTIFICATE") in the Office of the Delaware Secretary of State as required by the Act. The Managing Members may execute and file any duly authorized amendments to the Certificate from time to time in a form prescribed by the Act. The Managing Members shall also cause to be made, on behalf of the Company, such additional filings and recordings as the Managing Members shall deem necessary or advisable.

      1.6 FICTITIOUS BUSINESS NAME STATEMENTS. Following the execution of this Agreement, fictitious business name statements shall be filed and published when and if the Managing Members determine it necessary. Any such statement shall be renewed as required by applicable law.

      1.7 DESIGNATED AGENT FOR SERVICE OF PROCESS. The Company shall continuously maintain a registered office and a designated and duly qualified agent for service of process on the Company in the State of Delaware.

      1.8 TERM. The Company shall commence on the date that the Certificate is filed with the Office of the Delaware Secretary of State, and shall continue until terminated pursuant to this Agreement.


                                   ARTICLE 2
                                   ---------
                                  DEFINITIONS
                                  -----------

      Capitalized words and phrases used and not otherwise defined elsewhere in this Agreement shall have the following meanings:

      2.1  "ACT" is defined in the Preamble.

      2.2 "ADDITIONAL MEMBERS" means those Persons admitted to the Company pursuant to Paragraph 3.4 of the Agreement.
            ---------

      2.3 "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

      2.3.1  Add to such Capital Account the following items:

           (a) The amount, if any, that such Member is obligated to contribute to the Company upon liquidation of such Member's Interest; and

           (b) The amount that such Member is obligated to restore or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

      2.3.2 Subtract from such Capital Account such Member's share of the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

      2.4 "AFFILIATE" means, with reference to a specified Person: (a) a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person, (b) any Person that is an officer, partner or trustee of, or serves in a similar capacity with respect to, the specified Person, or for which the specified Person is an officer, partner or trustee, or serves in a similar capacity, or
(c) any member of the Immediate Family of the specified Person.

      2.5  "AGREEMENT" is defined in the Preamble.

      2.6 "ASSIGNEE" means any Person (a) to whom a Member (or assignee thereof) Transfers all or any part of its interest in the Company, and (b) which has not been admitted to the Company as a Substitute Member pursuant to Paragraph 7.6 of this Agreement.
---------

      2.7 "CAPITAL ACCOUNT" means the Capital Account maintained for each Member on the Company's books and records in accordance with the following provisions:

      2.7.1 To each Member's Capital Account there shall be added (a) such Member's Capital Contributions, (b) such Member's allocable share of Net Profits and any items in the nature of income or gain that are specially allocated to such Member pursuant to Article 5 hereof or other provisions of
                                       -------
  this Agreement, and (c) the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member.

      2.7.2 From each Member's Capital Account there shall be subtracted (a) the amount of (i) cash and (ii) the Gross Asset Value of any Company Assets (other than cash) distributed to such Member (other than any payment of principal and/or interest to such Member pursuant to the terms of a loan made by the Member to the Company) pursuant to any provision of this Agreement, (b) such Member's allocable share of Net Losses and any other items in the nature of expenses or losses that are specially allocated to such Member pursuant to
  Article 5 or other provisions of this Agreement, and (c) liabilities of such
  -------
  Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

      2.7.3 In the event any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

      2.7.4 In determining the amount of any liability for purposes of Paragraphs 2.7.1 and 2.7.2 hereof, there shall be taken into account Code
  ----------
  Section 752(c) and any other applicable provisions of the Code and Regulations.

      2.7.5 The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations. In the event that the Managing Members shall determine that it is prudent to modify the manner in which the Capital Accounts, or any additions or subtractions thereto, are computed in order to comply with such Regulations, the Managing Members may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Article 9 hereof
                                                                -------
  upon the dissolution of the Company. The Managing Members shall also make (a) any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (b) any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Sections 1.704-1(b) and 1.704-2.

      2.8 "CAPITAL CONTRIBUTIONS" means, with respect to any Member, the total amount of money and the initial Gross Asset Value of property (other than money) contributed to the capital of the

Company by such Member, whether as an initial Capital Contribution or as an additional Capital Contribution.

      2.9 "CASH AVAILABLE FOR DISTRIBUTION" means, with respect to any fiscal year, all Company cash receipts (excluding the proceeds from any Terminating Cash Transaction), after deducting payments for Operating Cash Expenses, payments required to be made in connection with any loan to the Company or any other loan secured by a lien on any Company Assets, capital expenditures and any other amounts set aside for the restoration, increase or creation of reasonable Reserves.

      2.10 "CERTIFICATE" means the Certificate of Formation of the Company filed under the Act in the Office of the Delaware Secretary of State for the purpose of forming the Company as a Delaware limited liability company, and any duly authorized, executed and filed amendments or restatements thereof.

      2.11 "CODE" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

      2.12 "COMPANY" is defined in the Preamble.

      2.13 "COMPANY ASSETS" means all direct and indirect interests in real and personal property owned by the Company from time to time, and shall include both tangible and intangible property (including cash).

      2.14 "COMPANY MINIMUM GAIN" has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d)(1) for the phrase "partnership minimum gain."

      2.15 "DEPRECIATION" means, for each fiscal year or other period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Members.

      2.16 "ECONOMIC INTEREST" means a Person's right to share in the Net Profits, Net Losses, or similar items of, and to receive distributions from, the Company, but does not include any other rights of a Member including, without limitation, the right to vote or to participate in the management of the Company, or, except as specifically provided in this Agreement or required under the Act, any right to information concerning the business and affairs of the Company.

      2.17 "ENCUMBRANCE" means a pledge, alienation, mortgage, hypothecation, encumbrance or similar collateral assignment by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings).

      2.18 "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

      2.18.1 The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Managing Members and the contributing Member.

      2.18.2 The Gross Asset Values of all Company Assets immediately prior to the occurrence of any event described in subsection (a), subsection (b), subsection (c) or subsection (d) hereof shall be adjusted to equal their respective gross fair market values, as determined by the Managing Members using such reasonable method of valuation as they may adopt, as of the following times:

           (a) the acquisition of an additional interest in the Company (other than in connection with the execution of this Agreement) by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Managing Members reasonably determine that such adjustment is necessary or appropriate to reflect the relative Economic Interests of the Members in the Company;

           (b) the distribution by the Company to a Member of more than a de minimis amount of Company Assets as consideration for an interest in the Company, if the Managing Members reasonably determine that such adjustment is necessary or appropriate to reflect the relative Economic Interests of the Members in the Company;

           (c)  the liquidation of the Company within the meaning of Regulations
      Section 1.704-1(b)(2)(ii)(g); and

           (d) at such other times as the Managing Members shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

      2.18.3 The Gross Asset Value of any Company Asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution as determined by the Managing Members.

      2.18.4 The Gross Asset Values of Company Assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this Paragraph 2.18.4 to
                                                            ---------
  the extent that the Managing Members reasonably determine that an adjustment pursuant to Paragraph 2.18.2 above is necessary or appropriate in connection
              ---------
  with a transaction that would otherwise result in an adjustment pursuant to this Paragraph 2.18.4.
       ---------

      2.18.5 If the Gross Asset Value of a Company Asset has been determined or adjusted pursuant to Paragraph 2.18.1, Paragraph 2.18.2 or Paragraph 2.18.4
                       ---------         ---------           ---------
  hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such Company Asset for purposes of computing Net Profits and Net Losses.

      2.19 "IMMEDIATE FAMILY" means, and is limited to, an individual Member's current spouse, parents, parents-in-law, grandparents, children, siblings, and grandchildren, or a trust or estate, all of the beneficiaries of which consist of such Member or members of such Member's Immediate Family.

      2.20 "INCAPACITY" means the entry of an order of incompetence or of insanity, or the death, dissolution, bankruptcy (as defined in the Act) or termination (other than by merger or consolidation) of any Person.

      2.21 "INDEMNITEE" is defined in Paragraph 6.6.1.
                                      ---------

      2.22 "LIQUIDATOR" is defined in Paragraph 9.5.1.
                                      ---------

      2.23 "MAJORITY IN INTEREST" means Members (including the Managing Members) holding, in the aggregate, a majority of the Percentage Interests held by all Members of the Company.

      2.24 "MAJORITY OF REMAINING MEMBERS" means Members owning (a) a majority of the profits interests in the Company held by all Member, determined and allocated based on any reasonable estimate of profits from the relevant date to the projected termination of the Company and taking into account present and future allocations of profits under the Agreement as it is in effect on the relevant date, and (b) a majority of the capital interests in the Company, determined as of the relevant date under this Agreement, owned by all the Members.

      2.25 "MANAGING MEMBERS" shall mean Sattel Communications LLC and StreamLogic Corporation, and shall include any additional or successor Managing Members as may be appointed pursuant to Paragraph 6.7.1 or 6.1.3.
                                        ---------

      2.26 "MEMBER MINIMUM GAIN" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i) with respect to "partner minimum gain."

      2.27 "MEMBER NONRECOURSE DEBT" has the meaning set forth in Regulations
Section 1.704-2(b)(4) for the phrase "partner nonrecourse debt."

      2.28 "MEMBER NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Section 1.704-2(i) for the phrase "partner nonrecourse deductions."

      2.29 "MEMBERS" means the Persons owning Membership Interests, including the Managing Members and any Substitute or Additional Members, with each Member being referred to, individually, as a "MEMBER."

      2.30 "MEMBERSHIP INTEREST" or "INTEREST" means the entire ownership interest of a Member in the Company at any particular time, including without limitation, the Member's Economic Interest, any and all rights to vote and otherwise participate in the Company's affairs, and the rights to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all of the terms and provisions of this Agreement.

      2.31 "MINIMUM CAPITAL ACCOUNT BALANCE" is defined in Paragraph 3.2.4.
                                                           ---------

      2.32 "NET PROFITS" or "NET LOSSES" means, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

      2.32.1 Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Paragraph 2.32 shall be added to such taxable income or loss;
                 ---------

      2.32.2 Any expenditure of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Paragraph 2.32, shall
                                                        ---------
be subtracted from such taxable income or loss;

      2.32.3 Gain or loss resulting from any disposition of Company Assets where such gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Company Assets disposed of, notwithstanding that the adjusted tax basis of such Company Assets differs from its Gross Asset Value;

      2.32.4 In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year;

      2.32.5 To the extent an adjustment to the adjusted tax basis of any asset included in Company Assets pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for the purposes of computing Net Profits and Net Losses;

      2.32.6 If the Gross Asset Value of any Company Asset is adjusted in accordance with Paragraph 2.18.2 or Paragraph 2.18.3 of this Agreement, the
                ---------           ---------
amount of such adjustment shall be taken into account in the taxable year of such adjustment as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses; and

      2.32.7  Notwithstanding any other provision of this Paragraph 2.32,
                                                          ---------
any items that are specially allocated pursuant to Paragraph 5.2 or Paragraph
                                                   ---------        ---------
5.4.2 hereof shall not be taken into account in computing Net Profits or Net Losses.

      2.33 "NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

      2.34 "NONRECOURSE LIABILITY" has the meaning set forth in Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).

      2.35 "OPERATING CASH EXPENSES" means, with respect to any fiscal period, the amount of cash disbursed in the ordinary course of business during the period, including without limitation, all cash expenses, such as advertising, promotion, property management, insurance premiums, taxes, utilities, repair, maintenance, legal, accounting, bookkeeping, computing, equipment use, travel on Company business, telephone expenses and salaries, and direct expenses of Company employees (if any) and agents while engaged in Company business. Operating Cash Expenses shall include fees paid by the Company to the Managing Members or any Affiliate thereof permitted by this Agreement, and the actual cost of goods, materials and administrative services used for or by the Company, whether incurred by the Managing Members, any Affiliate thereof or any non-Affiliate in performing functions set forth in this

Agreement reasonably requiring the use of such goods, materials or administrative services. Operating Cash Expenses shall not include expenditures paid from Reserves.

      2.36 "PERCENTAGE INTEREST" means, with respect to each Member, the percentage set forth opposite such Member's name on Exhibit "A", attached hereto
                                                    -----------
as it may be modified or supplemented from time to time.

      2.37 "PERSON" means and includes an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization, a government or any department or agency thereof, or any entity similar to any of the foregoing.

      2.38 "RECOURSE LIABILITY" has the meaning set forth in Regulations Section 1.752-1(a)(1).

      2.39 "REGULATIONS" means proposed, temporary and final Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding Treasury Regulations).

      2.40 "REGULATORY ALLOCATIONS" is defined in Paragraph 5.2.9.
                                                  ---------

      2.41 "REQUIRED NOTICE" is defined in Paragraph 3.2.3(b).
                                           ---------

      2.42 "RESERVES" means funds set aside or amounts allocated to reserves that shall be maintained in amounts deemed sufficient by the Managing Members for working capital, to pay taxes, insurance, debt service, and other costs or expenses incident to the conduct of business by the Company as contemplated hereunder.

      2.43 "RESPONSIBLE PARTY" is defined in Paragraph 6.6.6.
                                             ---------

      2.44 "SUBSTITUTE MEMBER" means any Person (a) to whom a Member (or assignee thereof) Transfers all or any part of its interest in the Company, and
(b) which has been admitted to the Company as a Substitute Member pursuant to Paragraph 7.6 of this Agreement.
---------

      2.45 "TERMINATING CAPITAL TRANSACTION" means any sale or other disposition of all or substantially all of the assets of the Company or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company.

      2.46 "TERMINATION PAYMENT" is defined in Paragraph 7.5.
                                               ---------

      2.47 "TRANSFER" means, with respect to any interest in the Company, a sale, conveyance, exchange, assignment, pledge, encumbrance, gift, bequest, hypothecation or other transfer or disposition by any other means (other than an Encumbrance), whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any Encumbrance or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings), or an agreement to do any of the foregoing. The term "Transferred" shall have a correlative meaning.

                                   ARTICLE 3
                                   ---------
                     CAPITAL; CAPITAL ACCOUNTS AND MEMBERS
                     -------------------------------------

      3.1 CAPITAL COMMITMENTS OF MEMBERS. Each Member, in exchange for its initial Membership Interest, shall make a capital commitment (each, a "CAPITAL COMMITMENT") in the amount specified opposite such Member's name under the heading "CAPITAL COMMITMENT" in the Schedule of Members attached hereto as Exhibit "A". Exhibit "A" shall also reflect the names, addresses, initial
-----------   -----------
Capital Contributions and Percentage Interests of the Members.

      3.2  CAPITAL CONTRIBUTIONS BY MEMBERS.

           3.2.1  Except as provided in Paragraphs 3.2.2, 3.2.3 and 3.2.4, no
                                        ----------
  Member shall be permitted or required to make any additional Capital Contributions to the Company.

           3.2.2 Within ten (10) business days of the Agreement Date, Sattel shall make an initial Capital Contribution of $500,000 in cash (the "INITIAL CASH CONTRIBUTION") and StreamLogic shall make an initial Capital Contribution of $1,000,000 in the form of a promissory note in favor of the Company (the "NOTE"). The Note shall be secured by a pledge of 735,294 shares of Series D Preferred Stock of Concentric Network Corporation pursuant to a Pledge Agreement to be entered into between StreamLogic and the Company and shall be on such terms as are mutually agreed upon by the parties thereto. The Note shall bear interest annually in arrears at a rate equal to one percent (1%) per annum plus the prime rate listed from time to time in The Wall Street
            ----                                            ---------------
  Journal (which listing appears as of the date hereof under the caption "Money
  -------
  Rates") or, if such listing is no longer published, then the reference rate offered at such time by the Bank of America NT&SA.

           3.2.3 As and when the Managing Members, in their sole discretion, determine is appropriate, the Managing Members shall pay expenses or obligations of the Company, or establish adequate Reserves therefor, as follows:

               (a) It shall first apply the Initial Cash Contribution;

               (b) Thereafter, if from time to time the Company requires additional capital, as determined by the Managing Members, then the Managing Members may provide written notice thereof to each Member (the "REQUIRED NOTICE"). Each Member (including the Managing Members) shall thereafter be required to make additional Capital Contributions as follows:

                    (i) each Member shall make additional Capital Contributions in cash (or such other property as the Managing Members shall agree upon) on a pro rata basis in accordance with their respective Percentage Interests until Sattel has made additional Capital Contributions pursuant to this Paragraph 3.2.3(b)(i) in the aggregate amount of
                              ---------
                         $500,000;

                    (ii) thereafter, StreamLogic shall exclusively make such
                         additional Capital Contributions in an aggregate amount equal to all accrued and unpaid interest and the remaining outstanding principal amount of the Note (after giving effect to the Capital

                         Contributions made by StreamLogic pursuant to Paragraph
                                                                       ---------
                         3.2.3(b)(i)); and

                   (iii) thereafter, each Member shall be required to make
                         additional Capital Contributions on a pro rata basis in accordance with their respective Percentage Interests; provided that no Member shall be required to make additional Capital Contributions pursuant to this Paragraph 3.2.3 in excess of the then-current amount of
                         ---------
                         its unused Capital Commitment.

Any and all additional Capital Contributions by StreamLogic made pursuant to this Paragraph 3.2.3(b) shall reduce StreamLogic's obligations under the Note
     ---------
(being applied first to accrued and unpaid interest and thereafter to the then outstanding principal amount) in an amount equal to such additional Capital Contributions.

           3.2.4 The Managing Members shall at all times maintain, in the aggregate, a minimum positive Capital Account balance equal to the lesser of
  (a) one percent (1%) of total positive Capital Account balances for all Members or (b) Five Hundred Thousand Dollars ($500,000) (in either case, the "MINIMUM CAPITAL ACCOUNT BALANCE"). Upon the making of any Capital Contribution to the Company by any Member, the Managing Members shall immediately make additional Capital Contributions, pro rata in accordance with their respective Percentage Interests, in an amount at least equal, in the aggregate, to 1.01 percent of such Member's Capital Contributions or such lesser amount as may be necessary to cause the positive balances in the Managing Members' Capital Accounts to equal or exceed, in the aggregate, the Minimum Capital Account Balance. Notwithstanding the foregoing, the provisions of this Paragraph 3.2.3 shall cease to apply upon a written determination by
          ---------
  the Managing Members, based on the issuance of new final Regulations pursuant to Section 7701 of the Code or other changes in federal tax law and corresponding changes in applicable state tax laws or regulations (to the extent that such changes do not automatically follow the changes in federal tax law), to the effect that such provisions are no longer necessary to cause the Company to be treated as a partnership for federal and applicable state income tax purposes.

      3.3  FAILURE TO CONTRIBUTE.

           3.3.1 If any Member fails to contribute timely all or any portion of any Capital Contribution required to be made by such Member pursuant to this Agreement and such failure continues for a period of five (5) Business Days after receipt by such Member (such Member being hereinafter referred to as a "DELINQUENT MEMBER") of notice from the Managing Members specifying such failure (such failure being hereinafter referred to as a "DEFAULT"), then the Managing Members (or, in the event a Managing Member is the Delinquent Member, the other Managing Member or, in the event both Managing Members are the Delinquent Members, a Majority in Interest of the other Members) may, at their option, take one or more of the following actions:

               (a) Take such action (including, without limitation, the filing of a suit) as they deem appropriate to obtain payment by the Delinquent Member of that portion of its Capital Contribution which is in default, together with interest thereon at the rate of interest equal to five percent (5%) per annum plus the prime rate listed from time to time in
                              ----
                    The Wall Street Journal (which listing appears as of the
                    -----------------------
                    date hereof under the caption "Money Rates") or, if such listing is no longer published, then the reference rate offered at such time by the Bank of America NT&SA, measured from the date that such Capital Contribution was due until the date that such Capital Contribution, together with any costs and expenses incurred by the Company as a result of the Default, and together with all interest accrued thereon, is paid to the Company. Until all such amounts have been paid, all distributions that would otherwise be made to such Delinquent Member shall be withheld in partial satisfaction of such obligations and shall be first applied to any costs and expenses incurred by the Company as a result of the Default, then to interest earned and unpaid, and then to principal;

               (b) Advance on a pro rata basis based upon the relative Percentage Interests of the participating Members, that portion of such contribution which is in default, on the following terms: (A) the sums thus advanced shall be deemed to be demand recourse loans from the Members participating therein to the Delinquent Member and a Capital Contribution of such sums to the Company by the Delinquent Member; (B) such loans shall bear interest at the rate of interest equal to five percent (5%) per annum plus the prime rate listed
                                                   ----
                    from time to time in The Wall Street Journal (which listing
                                         -----------------------
                    appears as of the date hereof under the caption "Money Rates") or, if such listing is no longer published, then the reference rate offered at such time by the Bank of America NT&SA, measured from the date that the advance was made until the date that such advance, together with any costs and expenses incurred by the Company as a result of the Default, and together with all interest accrued thereon, is repaid to the Members; (C) unless otherwise paid, the repayment of these loans shall be made from any and all distributions of the Company otherwise to be made to the Delinquent Member, with the full amount of such loan (plus all accrued interest thereon) to be refunded in full before any distribution is made to the Delinquent Member during the term of the Company or upon dissolution; and (D) all such repayments shall be first applied to any costs and expenses incurred by the Company as a result of the Default, then to interest earned and unpaid, and then to principal;

               (c) Unless the Delinquent Member shall have theretofore cured its failure to make the required Capital Contribution (and reimbursed the Company for all costs and expenses incurred as a result of such Default), sell the Delinquent Member's interest in the Company to the other Members wishing to participate (other than the Delinquent Member) on a pro rata basis based upon the relative Percentage Interests of the other participating Members or to any other Person, to the extent the Members fail to purchase their pro rata share, without further notice to the Delinquent Member on the terms and for such consideration as the contributing Member(s) may determine in its sole and absolute discretion. Proceeds from any such sale shall be retained by the Company or the Members (as the case may be) to the extent of the amount, including interest, costs and expenses (including, without limitation, any and all costs and expenses incurred as a result of the Default), then owing to the Company or the Members (as the case may

                    be) (the Delinquent Member remaining liable for any deficiency); any excess shall be paid to the Delinquent Member; and/or

               (d) Exercise such other rights and remedies to which the contributing Member(s) or the Company may be entitled at law or in equity or by statute.

           3.3.2  No right, power or remedy conferred pursuant to this Paragraph
                                                                       ---------
                    3.3 shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy whether conferred in this Paragraph 3.3 or
                                                              ---------
                    now or hereafter available at law or in equity or by statute or otherwise.

      3.4 CAPITAL ACCOUNTS. A Capital Account shall be established and maintained for each Member in accordance with the terms of this Agreement.

      3.5 ADDITIONAL MEMBERS. Following formation of the Company, the Managing Members are hereby authorized to issue interests in the Company directly from the Company, and to admit one or more recipients of such interests as additional Members ("ADDITIONAL MEMBERS") from time to time, on such terms and conditions and for such Capital Contributions, if any, as the Managing Members may determine. No action or consent by any Member other than the Managing Members shall be required in connection with the admission of an Additional Member. As a condition to being admitted to the Company, each Additional Member shall execute an agreement to be bound by the terms and conditions of this Agreement. It is anticipated that certain employees and/or officers will be offered the opportunity to become Additional Members, on such terms and subject to such conditions as the Managing Members shall determine.

      3.6 MEMBER CAPITAL. Except as otherwise provided in this Agreement or with the prior written consent of the Managing Members: (a) no Member shall demand or be entitled to receive a return of or interest on its Capital Contributions or Capital Account, (b) no Member shall withdraw any portion of its Capital Contributions or receive any distributions from the Company as a return of capital on account of such Capital Contributions, and (c) the Company shall not redeem or repurchase the Interest of any Member.

      3.7 MEMBER LOANS. No Member shall be required or permitted to make any loans or otherwise lend any funds to the Company, except with the consent of the Managing Members. Notwithstanding the foregoing, the Managing Members shall be permitted (but not required) to make loans to the Company to the extent the Managing Members reasonably determine that such loans are necessary or advisable for the business of the Company, provided that the terms of such loans are no less favorable to the Company as may be available from independent third parties, taking into account, inter alia, the amount to be borrowed, the unsecured nature of any such borrowing and the creditworthiness of the Company. No loans made by any Member to the Company shall have any effect on such Member's Percentage Interest, such loans representing a debt of the Company payable or collectible solely from the assets of the Company in accordance with the terms and conditions upon which such loans were made.

      3.8 LIABILITY OF MEMBERS. Except as otherwise required by any non-waivable provision of the Act or other applicable law: (a) no Member shall be personally liable in any manner whatsoever for any debt, liability or other obligation of the Company, whether such debt, liability or other obligation arises in contract, tort, or otherwise; and (b) no Member shall in any event have any liability whatsoever in excess of (i) the amount of its Capital Contributions, (ii) its share of any assets and undistributed profits of the Company, (iii) the amount of any unconditional obligation of such Member to make additional Capital Contributions to the Company pursuant to this Agreement, and (iv) the amount of any wrongful distribution to such Member, if, and only to the extent, such Member has actual knowledge (at the time of the distribution) that such distribution is made in violation of Section 18-607 of the Act.


                                   ARTICLE 4
                                   ---------
                                 DISTRIBUTIONS
                                 -------------

      4.1  DISTRIBUTIONS OF CASH AVAILABLE FOR DISTRIBUTION.

           4.1.1  Except as otherwise provided in Article 9, Cash Available for
                                                  -------
  Distribution shall be distributed to the Members only at such times as may be determined in the sole discretion of the Managing Members.

           4.1.2  Subject to Article 9 hereof, all distributions of Cash
                             -------
  Available for Distribution shall be distributed to the Members pro rata in accordance with their respective Percentage Interests.

      4.2 DISTRIBUTIONS UPON LIQUIDATION. Distributions made in conjunction with the final liquidation of the Company, including, without limitation, the net proceeds of a Terminating Capital Transaction, shall be applied or distributed as provided in Article 9 hereof.
                           -------

      4.3 WITHHOLDING. The Company may withhold distributions or portions thereof if it is required to do so by any applicable rule, regulation, or law, and each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Managing Members determine that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement. Any amount paid on behalf of or with respect to a Member pursuant to this Paragraph 4.3 shall constitute a loan by the
                             ---------
Company to such Member, which loan shall be repaid by such Member within fifteen
(15) days after notice from the Company that such payment must be made unless:
(i) the Company withholds such payment from a distribution which would otherwise be made to the Member or (ii) the Managing Members determine in their sole and absolute discretion that such payment may be satisfied out of Cash Available For Distribution which would, but for such payment, be distributed to the Member. Any amounts withheld pursuant to this Paragraph 4.3 shall be treated as having
                                      ---------
been distributed to such Member. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member's Interest in the Company to secure such Member's obligation to pay to the Company any amounts required to be paid pursuant to this Paragraph 4.3. In the event that a
                                             ---------
Member fails to pay any amounts owed to the Company pursuant to this Paragraph
                                                                     ---------
4.3 when due, the remaining Members may, in their respective sole and absolute discretion, elect to make the payment to the Company on behalf of such defaulting Member, and in such event shall be deemed to have loaned such amount to such defaulting Member and shall succeed to all rights and remedies of the Company as against such defaulting Member (including, without limitation, the right to receive distributions). Any amounts payable by a Member hereunder shall bear interest equal to five percent (5%) per annum plus the prime rate
                                                         ----
listed from time to time in The Wall Street Journal (which listing appears as of
                            -----------------------
the date hereof under the caption "Money Rates") or, if such listing is no longer published, then the reference rate offered at such time by the Bank of America NT&SA, from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Member shall take such actions as the Company shall request in order to perfect or enforce the security interest created hereunder.

A Member's obligations hereunder shall survive the dissolution, liquidation, or winding up of the Company.

      4.4 DISTRIBUTIONS IN KIND. No right is given to any Member to demand or receive property other than cash as provided in this Agreement. The Managing Members may determine in their sole and absolute discretion to make a distribution in kind of Company Assets to the Members, and such Company Assets shall be distributed in such a fashion as to ensure that the fair market value thereof is distributed and allocated in accordance with this Article 4 and
                                                             -------
Articles 5 and 9 hereof; provided, however, that no Member may be compelled to
--------
accept a distribution consisting, in whole or in part, of any Company Assets in kind unless the ratio that the fair market value of such distribution in kind bears to such Member's total distribution does not exceed the ratio that the fair market value of similar distributions in kind bear to the total distributions of other Members receiving distributions concurrently therewith (if any), except upon a dissolution and winding up of the Company.
          ------

      4.5 LIMITATIONS ON DISTRIBUTIONS. Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Managing Members acting on behalf of the Company, shall knowingly make a distribution to any Member or the holder of any Economic Interest on account of its Membership Interest or Economic Interest in the Company (as applicable) in violation of
Section 18-607 of the Act.

                                   ARTICLE 5
                                   ---------
                   ALLOCATIONS OF NET PROFITS AND NET LOSSES
                   -----------------------------------------

      5.1  GENERAL ALLOCATION OF NET PROFITS AND LOSSES.

           5.1.1 Net Profits and Net Losses shall be determined and allocated with respect to each fiscal year of the Company as of the end of such fiscal year. Subject to the other provisions of this Agreement, an allocation to a Member of a share of Net Profits or Net Losses shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Profits or Net Losses.

           5.1.2  Subject to the other provisions of this Article 5, Net
                                                          -------
  Profits, Net Losses and any other items of income, gain, loss and deduction for any fiscal year shall be allocated, for purposes of adjusting the Capital Accounts of the Members, in proportion to the Members' respective Percentage Interests.

      5.2 REGULATORY ALLOCATIONS. Notwithstanding the foregoing provisions of this Article 5, the following special allocations shall be made in the following
     -------
order of priority:

           5.2.1 If there is a net decrease in Company Minimum Gain during a Company taxable year, then each Member shall be allocated items of Company income and gain for such taxable year (and, if necessary, for subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g)(2). This Paragraph 5.2.1 is intended to comply with the minimum gain
                ---------
  chargeback requirement of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

           5.2.2 If there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Company taxable year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in a manner consistent with the provisions of Regulations
  Section 1.704-2(g)(2).  This Paragraph 5.2.2 is intended to comply with the
                               ---------
  partner nonrecourse debt minimum gain chargeback requirement of Regulations
  Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

           5.2.3 If any Member unexpectedly receives an adjustment, allocation, or distribution of the type contemplated by Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of income and gain shall be allocated to all such Members (in proportion to the amounts of their respective Adjusted Capital Account Deficits) in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit of such Member as quickly as possible. It is intended that this Paragraph 5.2.3 qualify and be construed as a "qualified
                     ---------
  income offset" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d).

          5.2.4 If the allocation of Net Loss to a Member as provided in Paragraph 5.1 hereof would create or increase an Adjusted Capital Account
  ---------
  Deficit, there shall be allocated to such Member only that amount of Net Loss as will not create or increase an Adjusted Capital Account Deficit. The Net Loss that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their relative Percentage Interests, subject to the limitations of this Paragraph 5.2.4.
                      ---------

           5.2.5 To the extent that an adjustment to the adjusted tax basis of any Company Asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its Interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

           5.2.6 The Nonrecourse Deductions for each taxable year of the Company shall be allocated to the Members in proportion to their Percentage Interests.

           5.2.7 The Member Nonrecourse Deductions shall be allocated each year to the Member that bears the economic risk of loss (within the meaning of Regulations Section 1.752-2) for the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable.

           5.2.8  The allocations set forth in Paragraphs 5.2.1, 5.2.2, 5.2.3,
                                               ----------
  5.2.4, 5.2.5, 5.2.6 and 5.2.7 hereof (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2(i). Notwithstanding the provisions of Paragraph 5.1.2, the
                                                         ---------
  Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

      5.3  TAX ALLOCATIONS.

           5.3.1  Except as provided in Paragraph 5.3.2 hereof, for income tax
                                        ---------
purposes under the Code and the Regulations, each Company item of income, gain, loss and deduction shall be allocated between the Members as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to this
Article 5.
-------

           5.3.2 Tax items with respect to Company Assets that are contributed to the Company with a Gross Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated between the Members for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Company shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the Managing Members, including, without limitation, the "traditional method" as described in Regulations Section 1.704-3(b). If the Gross Asset Value of any Company Asset is adjusted pursuant to Paragraph
                                                                     ---------
  2.18, subsequent allocations of income, gain, loss and deduction with respect to such Company Asset shall take account of any variation between the adjusted basis of such Company Asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations promulgated thereunder under any method approved under Code
  Section 704(c) and the applicable Regulations as chosen by the Managing Members. Allocations pursuant to this Paragraph 5.3.2 are solely for purposes
                                        ---------
  of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Profits, Net Losses and any other items or distributions pursuant to any provision of this Agreement.

      5.4  OTHER PROVISIONS.

           5.4.1 For any fiscal year during which any part of a Membership Interest or Economic Interest is transferred between the Members or to another Person, the portion of the Net Profits, Net Losses and other items of income, gain, loss, deduction and credit that are allocable with respect to such part of a Membership Interest or Economic Interest shall be apportioned between the transferor and the transferee under any method allowed pursuant to Section 706 of the Code and the applicable Regulations as determined by the Managing Members.

           5.4.2  Notwithstanding the foregoing provisions of Article 5 (other
                                                              -------
than Paragraph 5.2), each Managing Member's interest in each item of Company
     ---------
income, gain, loss, deduction or credit shall equal at least one percent (1%) of each of those items at all times during the existence of the Company.

           5.4.3 In the event that the Code or any Regulations require allocations of items of income, gain, loss, deduction or credit different from those set forth in this Article 5, the Managing Members are hereby authorized to
                        -------
make new allocations in reliance on the Code and such Regulations, and no such new allocation shall give rise to any claim or cause of action by any Member.

           5.4.4 For purposes of determining a Member's proportional share of the Company's "excess nonrecourse liabilities" within the meaning of Regulations
Section 1.752-3(a)(3), each Member's interest in Net Profits shall be such Member's Percentage Interest.

           5.4.5 The Members acknowledge and are aware of the income tax consequences of the allocations made by this Article 5 and hereby agree to be
                                             -------
bound by the provisions of this Article
                                -------

5 in reporting their shares of Net Profits, Net Losses and other items of income, gain, loss, deduction and credit for federal, state and local income tax purposes.


                                   ARTICLE 6
                                   ---------
                         OPERATIONS AND INDEMNIFICATION
                         ------------------------------

      6.1  MANAGEMENT.

           6.1.1 Except as otherwise expressly provided in this Agreement, the Managing Members shall have sole and complete charge and management of all the affairs and business of the Company, in all respects and in all matters. The Managing Members shall be agents of the Company's business, and the actions of the Managing Members taken in such capacity and in accordance with this Agreement shall bind the Company. Each Managing Member shall at all times be a Member of the Company. Except as otherwise expressly provided in this Agreement, the Members other than the Managing Members shall not participate in the control of the Company, and shall have no right, power or authority to act for or on behalf of, or otherwise bind, the Company. Unless otherwise provided herein, all decisions and actions that may be made or taken by the Managing Members shall be so made or taken, if at all, by unanimous consent. Except as expressly provided in this Agreement or required by any non-waivable provisions of applicable law, Members other than the Managing Members shall have no right to vote on or consent to any other matter, act, decision, or document involving the Company or its business.

           6.1.2 The Managing Members shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company, to take all such actions as they deem necessary or appropriate to accomplish the purposes and direct the affairs of the Company and to delegate in writing any of the foregoing powers to any other Person mutually satisfactory to the Managing Members. The Managing Members shall have the sole power and authority to bind the Company, except and to the extent that such power is expressly delegated in writing to any other Person by the Managing Members, and such delegation shall not cause the Managing Members to cease to be a Member or the Managing Members of the Company.

           6.1.3 The Managing Members shall also have the exclusive right, power and authority, in the management of the business and affairs of the Company, to do or cause to be done any and all acts, at the expense of the Company, deemed by the Managing Members to be necessary or appropriate to effectuate the business of the Company. Without limiting the generality of the foregoing, the Managing Members shall have full and complete power and authority, without the approval of any other Member:

               (a) to acquire by purchase, lease, contribution or otherwise, and/or to otherwise own, hold, operate, maintain, finance, improve, lease, sell, convey, mortgage, transfer or dispose of any property or other assets (real or personal, tangible or intangible) that the Managing Members deem necessary or advisable;

               (b) to negotiate, enter into, perform, modify, extend, terminate, amend, waive, renegotiate and/or carry out any contracts and agreements of any kind and nature, including, without limitation, contracts and agreements with any Member or Affiliate thereof, or any other agent of the Company, as the Managing Members deem necessary or advisable;

               (c) to lend money, to invest and reinvest its funds, and to take and hold real and/or personal property for the payment of funds so loaned or invested;

               (d) to sue and be sued, complain and defend, and participate in administrative, judicial and other proceedings, in the name of, and behalf of, the Company;

               (e) to pay, collect, compromise, arbitrate or otherwise adjust or settle any and all claims or demands of or against the Company, in such amounts and upon such terms and conditions as the Managing Members shall reasonably determine;

               (f) to, from time to time, employ, engage, hire or otherwise secure the services of such Persons, including any Member or Assignee, or any Persons related thereto or Affiliates thereof, as the Managing Members may deem necessary or advisable for the proper execution of their respective duties as Managing Member hereunder, including the hiring of a management team with the written consent of the Managing Members and to delegate to such Persons such power and authority as the Managing Members deem appropriate; provided such services are within the scope of the foregoing authority granted to the Managing Members hereunder, with such employment to be for such compensation and upon such terms and conditions as the Managing Members shall determine;

               (g) to, from time to time, appoint such officers and agents of the Company (including, without limitation, a President, Chief Executive Officer and/or additional Managing Members) as the Managing Members deem necessary or advisable, define and modify, from time to time, such officers' and agents' duties, and fix and adjust, as appropriate, such officers' and agents' compensation;

               (h) to cause the Company to indemnify any Person in accordance with, and to the fullest extent permitted by, applicable law, and to obtain, for or on behalf of the Company, any and all types of insurance deemed necessary or advisable by the Managing Members;

               (i) to borrow money and issue evidences of indebtedness necessary, convenient or incidental to the business of the Company, and secure the same by mortgage, pledge or other lien on any Company Assets or other assets of the Company;

               (j) to prepare, execute, file, record, publish and deliver any and all instruments, documents or statements necessary or convenient to effectuate any and all actions that the Managing Members are authorized to take on behalf of the Company;

               (k) to merge the Company with, or consolidate the Company with or into, any other corporation, partnership, limited liability company or other Person (whether domestic or foreign);

               (l) to deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from, any Person who has provided or may in the future provide services to, lend money to, sell property to, or purchase property from the Company, the Members or any Affiliate of the Members; and

               (m) to establish and maintain Reserves for such purposes and in such amounts as the Managing Members deem appropriate from time to time.

           6.1.4 The Managing Members shall prepare and submit to the Members an annual business plan, to be adopted within thirty (30) days prior to the beginning of each fiscal year, to contain, inter alia, sources and uses of capital, estimated revenues and expenditures and business goals and strategies. The annual business plan for the remainder of the current fiscal year and for the following fiscal year shall be agreed upon by the Managing Members within ninety (90) days following the execution of this Agreement.

           6.1.5 Except as otherwise expressly provided in this Agreement or required by any non-waivable provision of the Act or other applicable law, no Member other than the Managing Members shall (a) have any right to vote on or consent to any other matter, act, decision or document involving the Company or its business, or (b) take part in the day-to-day management, or the operation or control, of the business and affairs of the Company. Except to the extent expressly delegated by the Managing Members, no other Member or Person other than the Managing Members shall be an agent for the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

           6.1.6 Only the Managing Members may commence a voluntary case on behalf of, or an involuntary case against, the Company under a chapter of Title 11 U.S.C. by the filing of a "petition" (as defined in 11 U.S.C. 101(42)) with the United States Bankruptcy Court. Any such petition filed by any other Member shall be deemed an unauthorized and bad faith filing and all parties to this Agreement shall use their best efforts to cause such petition to be dismissed.

      6.2  LIMITATIONS ON AUTHORITY OF MANAGING MEMBERS.

           6.2.1 Notwithstanding any contrary provision of this Agreement, without the written consent of a Majority in Interest, the Managing Members shall not have the authority to:

               (a)  Dissolve the Company; or

               (b) Approve any Terminating Capital Transaction.

           6.2.2 Notwithstanding any contrary provision of this Agreement, without the written consent of all Members, the Managing Members shall not have the authority to:

               (a) Do any act in contravention of this Agreement; or

               (b) Knowingly perform any act that would subject any Member to liability for the debts, liabilities or obligations of the Company.

      6.3 RELIANCE BY THIRD PARTIES. Any Person dealing with the Company or the Managing Members may rely upon a certificate signed by the Managing Members as to:

               (a) the identity of the Managing Members or any other Member of the Company;

               (b) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Managing Members or in any other manner germane to the affairs of the Company;

               (c) the Persons who are authorized to execute and deliver any instrument or document for or on behalf of the Company; or

               (d) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member.

      6.4  COMPENSATION OF MANAGING MEMBERS.

           6.4.1 The Managing Members may receive fees for their services in administering the Company only with the consent of a Majority in Interest.

           6.4.2 The Managing Members shall be entitled to reimbursement on a monthly basis from the Company for all out-of-pocket costs and expenses incurred by them, in their reasonable discretion, for or on behalf of the Company.

      6.5  RECORDS AND REPORTS.

           6.5.1 The Managing Members shall cause to be kept, at the principal place of business of the Company, or at such other location as the Managing Members shall reasonably deem appropriate, full and proper ledgers, other books of account, and records of all receipts and disbursements, other financial activities, and the internal affairs of the Company for at least the current and past four fiscal years.

           6.5.2 The Managing Members shall also cause to be sent to each Member of the Company, the following:

               (a) within ninety (90) days following the end of each fiscal year of the Company, a report that shall include all necessary information required by the Members for preparation of its federal, state and local income or franchise tax or information returns, including each Member's pro rata share of Net Profits, Net Losses and any other items of income, gain, loss and deduction for such fiscal year; and

               (b) a copy of the Company's federal, state and local income tax or information returns for each fiscal year, concurrent with the filing of such returns.

           6.5.3 Members (personally or through an authorized representative) may, for purposes reasonably related to their Interests, examine and copy (at their own cost and expense) the books and records of the Company at all reasonable business hours.

      6.6  INDEMNIFICATION AND LIABILITY OF THE MANAGING MEMBERS.

           6.6.1 The Company shall indemnify and hold harmless the Managing Members, their respective Affiliates and subsidiaries, and all officers, directors, employees, and agents of any of the foregoing (individually, an "INDEMNITEE") to the full extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved as a party or otherwise, relating to the performance or nonperformance of any act concerning the activities of the Company, if (i) the Indemnitee acted in good faith and in a manner it believed to be in, or not contrary to, the best interests of the Company, and (ii) the Indemnitee's conduct did not constitute gross negligence or willful misconduct. The termination of an action, suit or proceeding by judgment, order, settlement, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee acted in a manner contrary to that specified in clauses (i) or (ii) above.

           6.6.2 Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Paragraph 6.6 shall be
                                                     ---------
  advanced by the Company prior to the final disposition of such claim, demand, action, suit, or proceeding upon receipt by the Company of a written commitment by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Indemnitee is not entitled to be indemnified as authorized in this Paragraph 6.6.
                     ---------

           6.6.3 Any indemnification provided hereunder shall be satisfied solely out of the assets of the Company, as an expense of the Company. No Member shall be subject to personal liability by reason of these indemnification provisions.

           6.6.4  The provisions of this Paragraph 6.6 are for the benefit of
                                         ---------
  the Indemnitees and shall not be deemed to create any rights for the benefit of any other Person.

           6.6.5 Neither the Managing Members nor any of their respective subsidiaries or Affiliates nor the officers, directors, employees or agents of any of the foregoing shall be liable to the Company or to a Member for any losses sustained or liabilities incurred as a result of any act or omission of the Managing Members or any such other Person if (i) the act or failure to act of such Managing Member(s) or such other Person was in good faith and in a manner it believed to be in, or not contrary to, the best interests of the Company, and (ii) the conduct of such Managing Member(s) or such other Person did not constitute gross negligence or willful misconduct.

           6.6.6 To the extent that either of the Managing Members, or any Affiliate or subsidiary thereof, or any officer, director, employee or agent of any of the foregoing (each, a "RESPONSIBLE PARTY") has, at law or in equity, duties (including, without limitation, fiduciary duties) to the Company, any Member or other Person bound by the terms of this Agreement, such Responsible Parties acting in accordance with this Agreement shall not be liable to the Company, any Member, or any such other Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties of a Responsible Party otherwise existing at law or in equity, are agreed by all parties hereto to replace such other duties to the greatest extent permitted under applicable law.

           6.6.7 Whenever a Responsible Party is required or permitted to make a decision, take or approve an action, or omit to do any of the foregoing:
  (a) in its discretion, under a similar grant of authority or latitude, or without an express standard of behavior (including, without limitation, standards such as "reasonable" or "good faith"), then such Responsible Party shall be entitled to consider only such interests and factors, including its own, as it desires, and shall have no duty or obligation to consider any other interests or factors whatsoever, or (b) with an express standard of behavior (including, without limitation, standards such as "reasonable" or "good faith"), then such Responsible Party shall comply with such express standard but shall not be subject to any other, different or additional standard imposed by this Agreement or otherwise applicable law.

      6.7  REMOVAL AND WITHDRAWAL OF MANAGING MEMBERS.

           6.7.1 No Managing Member may be removed as the Managing Member at any time except for actions which constitute gross negligence or willful misconduct, upon the unanimous vote of the other Members. Upon (a) the removal of a Managing Member pursuant to this Paragraph 6.7.1, (b) the
                                                ---------
  withdrawal of a Managing Member as Managing Member or (c) the occurrence of any event which would terminate the continued existence of a Managing Member as a Member (including, without limitation, the Incapacity of the Managing Member) (if the business of the Company is continued pursuant to Paragraph
                                                                   ---------
  9.2(c)), the Company shall be managed by the other Managing Member and, if there is no such other Managing Member, by the Members, with all actions requiring the affirmative vote of a Majority in Interest (except to the extent a greater percentage is required under this Agreement or any non-waivable provision of the Act), unless and until a Majority in Interest of the Members elect a new Managing Member. Upon removal (pursuant to this Paragraph 6.7.1)
                                                               ---------
  or withdrawal (pursuant to Paragraph 6.7.2), such Managing Member shall remain
                             ---------
  a Member with all the rights of a Member (including, without limitation, its Economic Interest) to which it previously was entitled (other than rights to which it was entitled solely in its capacity as a Managing Member).

           6.7.2 A Managing Member may withdraw as Managing Member at any time without the prior consent of any other Member by providing the Members written notice thereof.

      6.8  OTHER ACTIVITIES.

               (a)  Subject to Paragraph 6.8(b), the Members (including the
                               ---------
      Managing Members) may engage or invest in, and devote their time to, any other business venture or activity of any nature and description (independently or with others). Neither the Company nor any other Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other venture or activity of any Member (or to the income or proceeds derived therefrom), and the pursuit thereof shall not be deemed wrongful or improper. Notwithstanding the foregoing, the Managing Members shall devote such time to the Company as they deem reasonably necessary for the proper performance of their obligations and duties hereunder.

               (b) No Member shall engage or invest in, or devote their time to, any business activity or venture that is deemed by the Managing Members to be competitive with the Company and/or seek to provide service or products which are substantially the same as those being offered by the Company.

                                   ARTICLE 7
                                   ---------
                      INTERESTS AND TRANSFERS OF INTERESTS
                      ------------------------------------

      7.1  TRANSFERS AND ENCUMBRANCES.

           (a) Subject to Paragraph 7.8, no Member or Assignee may Transfer all
                          ---------
  or any portion of its Interest (or beneficial interest therein) to any other Person without the prior written consent of the Managing Members, which consent may be given or withheld in the Managing Members' sole and absolute discretion, provided that any Member may Transfer all or any portion of its Interest without the consent of any other Member to any Affiliate thereof so long as (a) such Affiliate remains an affiliate of the transferring Member, and (b) the admission of such Affiliate as a Substitute Member remains subject to the provisions of Paragraph 7.6. Any purported Transfer which is not in
                       ---------
  accordance with this Agreement shall be null and void. Unless and until the Person receiving an Interest Transferred pursuant to, and in accordance with, this Paragraph 7.1 is admitted as a Substitute Member pursuant to Paragraph
       ---------                                                    ---------
  7.6, such Person shall be an Assignee only, and shall have only such rights as are provided for in Paragraph 7.3.
                      ---------

           (b) No Member or Assignee may create an Encumbrance with respect to all or any portion of its Interest (or any beneficial interest therein) unless the Managing Members consent in writing thereto, which consent may be given or withheld, or made subject to such conditions as are determined by the Managing Members, in their sole and absolute discretion. Any purported Encumbrance which is not in accordance with this Agreement shall be null and void.

      7.2 FURTHER RESTRICTIONS. Notwithstanding any contrary provision in this Agreement, any otherwise permitted Transfer shall be null and void if:

           (a) such Transfer would cause a termination of the Company for federal or state, if applicable, income tax purposes;

           (b) such Transfer would, in the opinion of counsel to the Company, cause the Company to cease to be classified as a partnership for federal or state income tax purposes;

           (c) such Transfer requires the registration of such Transferred Interest pursuant to any applicable federal or state securities laws;

           (d) such Transfer causes the Company to become a "Publicly Traded Partnership," as such term is defined in Sections 469(k)(2) or 7704(b) of the Code;

           (e) such Transfer subjects the Company to regulation under the Investment Company Act of 1940, the Investment Advisers Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended;

           (f) such Transfer results in a violation of applicable laws;

           (g) such Transfer is made to any Person who lacks the legal right, power or capacity to own such Interest; or

           (h) the Company does not receive written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee's consent to be bound by this Agreement as an Assignee) that are in a form satisfactory to the Managing Members (as determined in the Managing Members' sole and absolute discretion).

      7.3 RIGHTS OF ASSIGNEES. Until such time, if any, as a transferee of any permitted Transfer pursuant to this Article 7 is admitted to the Company as a
                                    -------
Substitute Member pursuant to Paragraph 7.6: (i) such transferee shall be an
                              ---------
Assignee only, and only shall receive, to the extent Transferred, the distributions and allocations of income, gain, loss, deduction, credit, or similar item to which the Member which Transferred its Interest would be entitled, and (ii) such Assignee shall not be entitled or enabled to exercise any other rights or powers of a Member, such other rights remaining with the transferring Member. In such a case, the transferring Member shall remain a Member even if he has transferred his entire Economic Interest in the Company to one or more Assignees. In the event any Assignee desires to make a further assignment of any Economic Interest in the Company, such Assignee shall be subject to all of the provisions of this Agreement to the same extent and in the same manner as any Member desiring to make such an assignment.

      7.4 ADMISSIONS, WITHDRAWALS AND REMOVALS. No Person shall be admitted to the Company as a Member except in accordance with Paragraph 3.4 (in the case of
                                                  ---------
Persons obtaining an interest in the Company directly from the Company) or Paragraph 7.6 (in the case of transferees of a permitted Transfer of an interest
---------
in the Company from another Person). Except as otherwise specifically set forth in Paragraph 7.7, no Member, including the Managing Member, shall be entitled to
   ---------
retire or withdraw from being a Member of the Company without the written consent of a Majority in Interest, which consents may be given or withheld in each Member's sole and absolute discretion. Except as otherwise provided in Paragraph 9.2(c), no admission, withdrawal or removal of a Member shall cause
---------
the dissolution of the Company. Any purported admission, withdrawal or removal which is not in accordance with this Agreement shall be null and void.

      7.5 PAYMENT UPON WITHDRAWAL OR REMOVAL OF MEMBER. If any Member withdraws from the Company with the consent of a Majority in Interest of the remaining Members (other than pursuant to Paragraph 7.7), then such Member
                                          ---------
automatically shall receive from the Company a payment equal to the Member's Capital Account balance as adjusted as of the effective date of the written election of withdrawal (the "TERMINATION PAYMENT"). The Termination Payment shall be paid on the effective date of the removal or written election of withdrawal. If any Member attempts to withdraw from the Company (other than pursuant to Paragraph 7.7) without the consent of a Majority in Interest of the
            ---------
remaining Members, then, notwithstanding the last sentence of Paragraph 7.4, the
                                                              ---------
Managing Members may, in their sole and absolute discretion, permit such withdrawal (without waiving, in any manner, any other rights available to it or the Company at law or in equity and in addition to, and not in lieu of, any other remedies to which it or the Company may be entitled), provided that such withdrawing Member shall not be entitled to any Termination Payment or any other compensation whatsoever in consideration for its terminated Membership Interest.

      7.6  ADMISSION OF ASSIGNEES AS SUBSTITUTE MEMBERS.

           7.6.1 An Assignee shall become a Substitute Member only if and when each of the following conditions are satisfied:

           (a) the assignor of the Interest transferred sends written notice to the Managing Members requesting the admission of the Assignee as a Substitute Member and setting forth the name and address of the Assignee, the Percentage Interest transferred, and the effective date of the Transfer;

           (b) the Managing Members (or, if at any time no Managing Member exists, a Majority in Interest of non-transferring the Members) consent in writing to such admission, which consent may be given or withheld in the Managing Members' (or such other non-transferring Members') sole and absolute discretion; and

           (c) the Managing Members receive from the Assignee (i) such information concerning the Assignee's financial capacities and investment experience as may reasonably be requested by the Managing Members, and (ii) written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee's consent to be bound by this Agreement as a Substitute Member) that are in a form satisfactory to the Managing Members (as determined in the Managing Members' sole and absolute discretion).

           7.6.2  Upon the admission of any Substitute Member, Exhibit "A" shall
                                                               -------
  be amended to reflect the name, address and Percentage Interest of such Substitute Member and to eliminate or adjust, if necessary, the name, address and Percentage Interest of the predecessor of such Substitute Member.

      7.7 WITHDRAWAL OF MEMBERS. If a Member has transferred all of its Membership Interest to one or more Assignees, then such Member shall withdraw from the Company if and when all such Assignees have been admitted as Substitute Members in accordance with this Agreement.

      7.8 CONVERSION OF MEMBERSHIP INTEREST. Upon the Incapacity of a Member (and the subsequent continuation of the business of the Company pursuant to Paragraph 9.2(c) if such Incapacity relates to any Managing Member), such
---------
Incapacitated Member's Membership Interest shall automatically be converted to an Economic Interest only, and such Incapacitated Member (or its executor, administrator, trustee or receiver, as applicable) shall thereafter be deemed an Assignee for all purposes hereunder, with the same Economic Interest as was held by such Incapacitated Member prior to its Incapacity, but without any other rights of a Member unless the holder of such Economic Interest is admitted as a Substitute Member pursuant to Paragraph 7.6.
                              ---------

      7.9 COMPLIANCE WITH IRS SAFE HARBOR. The Managing Members shall monitor the Transfers of Interests in the Company to determine (i) if such Interests are being traded on an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of section 7704 of the Code, and (ii) whether additional Transfers of Interests would result in the Company being unable to qualify for at least one of the "safe harbors" set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which Interests will not be treated as "readily tradable on a secondary market (or the substantial equivalent thereof)" within the meaning of section 7704 of the Code) (the "SAFE HARBORS"). The Managing Members shall take all steps reasonably necessary or appropriate to prevent any trading of Interests or any recognition by the Company of Transfers made on such markets and, except as otherwise provided herein, to ensure that at least one of the Safe Harbors is met.

                                   ARTICLE 8
                                   ---------
               CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS
               -------------------------------------------------

      8.1 REPRESENTATIONS OF EACH MEMBER. Each of the Members hereby makes the following representation and warranties to, and agreements with, the other Members and the Company as of the Agreement Date:

           8.1.1 STATUS. Such Member is duly incorporated, organized or formed (in the event such Partner is not a corporation), validly existing and in good standing under the laws of its state or country of incorporation, organization or formation (as the case may be). Such Member has full power and authority to own its property and to carry on its business as now conducted.

           8.1.2 AUTHORITY. Such Member has full power and authority to execute and deliver this Agreement and to carry out its obligations hereunder in accordance with the terms and provisions hereof. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action, corporate or otherwise, on the part of such Member. This Agreement constitutes the valid and legally binding obligation of such Member, enforceable against it in accordance with its terms, except as enforceability may be affected by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally;
  (ii) the limitation of certain remedies by certain equitable principles of general applicability; and (iii) the fact that the rights to indemnification hereunder may be limited by federal or state securities laws.

           8.1.3 NO BREACH OR DEFAULT. The execution, delivery and performance by such Member of this Agreement and the transactions contemplated hereby will not constitute a material breach of any term or provision of, or a material default under (i) any outstanding indenture, mortgage, loan agreement or other similar contract or agreement to which such Member or any of its Affiliates is a party or by which it or any of its Affiliates or its or their property is bound; (ii) its certificate or articles of incorporation or bylaws or other constituent documents; (iii) any applicable law, rule or regulation; or (iv) any order, writ, judgment or decree having applicability to it.

           8.1.4 NO GOVERNMENTAL CONSENTS. All material consents, licenses, approvals and authorizations, if any, and all filings and registrations, required from any governmental body, authority, bureau or agency for or on the part of any such Member or any of its Affiliates in connection with its execution and delivery of this Agreement and its contributions to the capital of the Company have been obtained prior to the Agreement Date.

           8.1.5 USE OF MEMBER'S NAME. With respect to any matters relating to the Company, such Member shall not use the name of any other Member in a press release or in any other written communication to the general public, except as may be required by law, without the prior written consent of such other Member.

           8.1.6 ACCURACY OF INFORMATION. Such Member shall furnish to the Managing Members all information regarding itself or its Affiliates reasonably requested by the Managing Members which is or may be required for inclusion in any documents required to be prepared or filed in connection with the business of the Company, and all such information when supplied to the Company and thereafter will be true and correct in all material respects and will not omit to state any material fact necessary to be stated therein in order that such information shall not be misleading.

      8.2  INVESTMENT REPRESENTATIONS.

           8.2.1 Each Member represents and warrants that it is acquiring its Membership Interest solely for investment, for its account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, except for such distributions and dispositions which are (A) explicitly permitted or contemplated under the terms of this Agreement as well as (B) effected in compliance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), the rules and regulations of the Securities and Exchange Commission promulgated thereunder and all applicable state securities and "blue sky" laws.

           8.2.2 Each Member understands that the purchase of Membership Interests is a speculative investment which involves a high degree of risk of loss of its investment therein, there are substantial restrictions on the transferability of the Membership Interests under the provisions of this Agreement and the Securities Act, and there will never be a public market for the Membership Interests and, accordingly, it may not be possible to liquidate its investment in the Fund in case of emergency or otherwise.

           8.2.3 All information which each Member has provided to the Managing Members and their Affiliates and representatives, if any, concerning itself and its financial position is true, complete and correct in all material respects as of the date of this Agreement and, if there should be any material change in such information prior to the date such Member's initial Capital Contribution or any additional Capital Contributions are made it will immediately furnish such revised or corrected information to the Managing Members or their Affiliates or representatives.

           8.2.4 Each Member's financial situation is such that it can afford to bear the economic risk of holding the Membership Interests for an indefinite period of time and suffer a complete loss of its investment in the Company.

           8.2.5 Each Member's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its purchase of the Membership Interests or it has been advised by a representative possessing such knowledge and experience.

           8.2.6 Each Member and its representatives as it deems necessary, including its professional, tax and other advisors, have reviewed the purchase of the Membership Interests and such Member understands and has taken cognizance of (or has been advised by its representatives as to) all the risk factors related to the purchase of the Membership Interests.

           8.2.7 In making its decision to purchase its Membership Interest, each Member has relied upon independent investigations made by it and, to the extent believed by it to be appropriate, its representatives.

           8.2.8 Each Member and its representatives and advisors, if any, have been afforded the opportunity to examine all documents related to and, if applicable, executed in connection with, the transactions contemplated hereby, which such Member or its representatives or advisors, if any, desire to examine.

           8.2.9 The Managing Members, their Affiliates or representatives have provided each Member with the opportunity to ask questions of, and to receive answers from, the Managing Members, their Affiliates, and their representatives concerning the terms and conditions of the purchase of the Membership Interest. No representations or warranties have been made to such Member or its representatives concerning the Membership Interests or the Company, their prospects or other matters except as set forth in this Agreement.

           8.2.10 Each Member is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

           8.2.11 As of the date as of which each Member executes this Agreement and for so long as it holds a Membership Interest thereafter, that
  (A) it is not an "investment company" registered under the Investment Company Act; (B) it is not an entity which would be defined as an "investment company" under Section 3(a) of the Investment Company Act but for the exception provided from that definition by Section 3(c)(1) of the Investment Company Act; (C) it is not a business development company, as defined in Section 202(a)(22) of the Investment Advisers Act, as amended; (D) it was not formed for the specific purpose of making an investment in the Fund; and (E) it is an involuntary, noncontributory pension plan and constitutes one beneficial owner of the Membership Interest being purchased by it for purposes of the Investment Company Act.


                                   ARTICLE 9
                                   ---------
            DISSOLUTION, LIQUIDATION, AND TERMINATION OF THE COMPANY
            --------------------------------------------------------

      9.1 LIMITATIONS. The Company may be dissolved, liquidated, and terminated only pursuant to the provisions of this Article 9, and the parties
                                                   -------
hereto do hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Company or a sale or partition of any or all of the Company Assets.

      9.2 EXCLUSIVE CAUSES. Notwithstanding the Act, the following and only the following events shall cause the Company to be dissolved, liquidated, and terminated:

      (a) By the election of the Managing Members and the written consent of a Majority in Interest;

      (b)  The occurrence of a Terminating Capital Transaction;

      (c) The Incapacity of any Managing Members (or, if no Managing Member exists, of any Member), unless a Majority of Remaining Members votes to continue the Company within ninety (90) days following the occurrence of any such Incapacity, provided that, the provisions of this Section 9.2(c) shall cease to apply upon a written determination by the Members, based on the issuance of new final Regulations pursuant to Section 7701 of the Code or other changes in federal tax law and corresponding changes in applicable state tax laws or regulations (to the extent that such changes do not automatically follow the changes in federal tax law), to the effect that such provisions are no longer necessary to cause the Company to be treated as a partnership for federal and applicable state income tax purposes; or

      (d)  Judicial dissolution.

Any dissolution of the Company other than as provided in this Paragraph 9.2
                                                              ---------
shall be a dissolution in contravention of this Agreement.

      9.3 EFFECT OF DISSOLUTION. The dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until it has been wound up and its assets have been distributed as provided in Paragraph 9.5 of this Agreement.
                                     ---------
Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business of the Company and the affairs of the Members, as such, shall continue to be governed by this Agreement.

      9.4 NO CAPITAL CONTRIBUTION UPON DISSOLUTION. Each Member shall look solely to the assets of the Company for all distributions with respect to the Company, its Capital Contribution thereto, its Capital Account and its share of Net Profits or Net Losses, and shall have no recourse therefor (upon dissolution or otherwise) against any other Member. Accordingly, if any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which the liquidation occurs), then such Member shall have no obligation to make any Capital Contribution with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other person for any purpose whatsoever.

      9.5  LIQUIDATION.

           9.5.1 Upon dissolution of the Company, the Managing Members shall act as the "Liquidator" of the Company, provided, however, that, in the event of a dissolution of the Company pursuant to Paragraph 9.2(c), a Person
                                              ---------
  designated by a Majority in Interest of the remaining Members shall act as Liquidator. The Liquidator shall liquidate the assets of the Company, and after allocating (pursuant to Article 5 of this Agreement) all income, gain,
                                -------
  loss and deductions resulting therefrom, shall apply and distribute the proceeds thereof as follows:

           (a) First, to the payment of the obligations of the Company, to the expenses of liquidation, and to the setting up of any Reserves for contingencies which the Managing Members may consider necessary.

           (b) Thereafter, to the Members in proportion to the positive balances in the Members' respective Capital Accounts, determined after taking into account all Capital Account adjustments for the Company taxable year during which such liquidation occurs (other than those made as a result of the distributions set forth in this Paragraph 9.5.1(b) of this Agreement), by the
                                  ---------
  end of the taxable year in which such liquidation occurs or, if later, within 90 days after the date of the liquidation.

           9.5.2  Notwithstanding Paragraph 9.5.1 of this Agreement, in the
                                  ---------
  event that the Managing Members determine that an immediate sale of all or any portion of the Company Assets would cause undue loss to the Members, the Managing Members, in order to avoid such loss to the extent not then prohibited by the Act, may either defer liquidation of and withhold from distribution for a reasonable time any Company Assets except those necessary to satisfy the Company's debts and obligations, or distribute the Company Assets to the Members in kind.

                                   ARTICLE 10
                                   ----------
                                 MISCELLANEOUS
                                 -------------

      10.1 APPOINTMENT OF MANAGING MEMBERS AS ATTORNEY-IN-FACT.

           10.1.1 Each Member, including each Additional Member and Substitute Member, by its execution of this Agreement, irrevocably constitutes and appoints the Managing Members as its true and lawful attorney-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to:

               (a) All certificates and other instruments (including counterparts of this Agreement), and all amendments thereto, which the Managing Members deem appropriate to form, qualify, continue or otherwise operate the Company as a limited liability company (or other entity in which the Members will have limited liability comparable to that provided in the Act), in the jurisdictions in which the Company may conduct business or in which such formation, qualification or continuation is, in the opinion of the Managing Members, necessary or desirable to protect the limited liability of the Members.

               (b) All amendments to this Agreement adopted in accordance with the terms hereof, and all instruments which the Managing Members deem appropriate to reflect a change or modification of the Company in accordance with the terms of this Agreement.

               (c) All conveyances of Company Assets, and other instruments which the Managing Members reasonably deem necessary in order to complete a dissolution and termination of the Company pursuant to this Agreement.

           10.1.2 The appointment by all Members of the Managing Members as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Members under this Agreement will be relying upon the power of the Managing Members to act as contemplated by this Agreement in any filing and other action by it on behalf of the Company, shall survive the Incapacity of any Person hereby giving such power, and the transfer or assignment of all or any portion of the Interest of such Person in the Company, and shall not be affected by the subsequent Incapacity of the principal; provided, however, that in the event of the assignment by a Member of all of its Interest in the Company, the foregoing power of attorney of an assignor Member shall survive such assignment only until such time as the Assignee shall have been admitted to the Company as a Substitute Member and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

      10.2 AMENDMENTS.

           10.2.1 Each Additional Member and Substitute Member shall become a signatory hereto by signing such number of counterpart signature pages to this Agreement, a power of attorney to the Managing Members, and such other instruments, in such manner, as the Managing Members shall determine. By so signing, each Additional Member and Substitute Member, as the case may be, shall be deemed to have adopted and to have agreed to be bound by all of the provisions of this Agreement.

           10.2.2 In addition to amendments specifically authorized herein, any and all amendments to this Agreement may be made from time to time by the Managing Members without the consent of any other Member; except that, without the consent of the Members to be adversely affected, this Agreement may not be amended so as to (a) modify the limited liability of a Member or (c) adversely affect the interest of a Member in Net Profits, Net Losses or Cash Available for Distribution (other than to reflect the admission of an Additional Member).

           10.2.3 In addition to other amendments authorized herein, amendments may be made to this Agreement from time to time by the Managing Members, without the consent of any other Member: (a) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement that are not inconsistent with the provisions of this Agreement; (b) to delete or add any provision of this Agreement required to be so deleted or added by any federal or state official, which addition or deletion is deemed by such official to be for the benefit or protection of all of the Members; and (c) to take such actions as may be necessary (if any) to insure that the Company will be treated as a partnership for federal income tax purposes.

           10.2.4 In making any amendments, there shall be prepared and filed by, or for, the Managing Members such documents and certificates as may be required under the Act and under the laws of any other jurisdiction applicable to the Company.

      10.3 ACCOUNTING AND FISCAL YEAR. Subject to Code Section 448, the books of the Company shall be kept on such method of accounting for tax and financial reporting purposes as may be determined by the Managing Members. The fiscal year of the Company shall end on December 31 of each year, or on such other date permitted under the Code as the Managing Members shall determine.

      10.4 MEETINGS. At any time, and from time to time, the Managing Members may, but shall not be required to, call meetings of the Members. Written notice of any such meeting shall be given to all Members not less than two (2) nor more than forty-five (45) days prior to the date of such meeting. Each meeting of the Members shall be conducted by the Managing Members or any designee thereof. Each Member may authorize any other Person (whether or not such other Person is a Member) to act for it or on its behalf on all matters in which the Member is entitled to participate. Each proxy must be signed by the Member or such Member's attorney-in-fact. All other provisions governing, or otherwise relating to, the holding of meetings of the Members, shall from time to time be established in the sole discretion of the Managing Members.

      10.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof.

      10.6 FURTHER ASSURANCES. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by law or reasonably necessary to effectively carry out the purposes of this Agreement.

      10.7 NOTICES. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the Person or to an officer of the Person to whom the same is directed, or (b) sent by facsimile or registered or certified mail, return receipt requested, postage prepaid, addressed as follows: if to the Company, to the Company at the address set forth in Paragraph 1.3 hereof, or to such other address as the Company may from time to
---------
time specify by notice to the Members; if to a Member, to such Member at the address set forth in Exhibit "A", or to such other address as such Member may
                     -----------
from
time to time specify by notice to the Company. Any such notice shall be deemed to be delivered, given and received for all purposes as of: (i) the date so delivered, if delivered personally, (ii) upon receipt, if sent by facsimile, or
(iii) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

      10.8 TAX MATTERS.

           10.8.1 Sattel shall be designated and shall operate as "Tax Matters Partner" (as defined in Code Section 6231), to oversee or handle matters relating to the taxation of the Company.

           10.8.2 The Member designated as "Tax Matters Partner" may make all elections for federal income and all other tax purposes (including, without limitation, pursuant to Section 754 of the Code).

           10.8.3 Income tax returns of the Company shall be prepared by such certified public accountant(s) as the Managing Member shall retain at the expense of the Company.

      10.9 GOVERNING LAW. This Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

      10.10 CONSTRUCTION. This Agreement shall be construed as if all parties prepared this Agreement.

      10.11 CAPTIONS - PRONOUNS. Any titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

      10.12 BINDING EFFECT. Except as otherwise expressly provided herein, this Agreement shall be binding on and inure to the benefit of the Members, their heirs, executors, administrators, successors and all other Persons hereafter holding, having or receiving an interest in the Company, whether as Assignees, Substitute Members or otherwise.

      10.13 SEVERABILITY. In the event that any provision of this Agreement as applied to any party or to any circumstance, shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole.

      10.14 CONFIDENTIALITY. Each Party hereto agrees that the provisions of this Agreement, all understandings, agreements and other arrangements between and among the parties, and all other non-public information received from or otherwise relating to, the Company shall be confidential, and shall not be disclosed or otherwise released to any other Person (other than another party hereto), without the written consent of the Managing Members. The obligations of the parties hereunder shall not apply to the extent that the disclosure of information otherwise determined to be confidential is required by applicable law, provided that, prior to disclosing such confidential information, a party shall notify the Company thereof, which notice shall include the basis upon which such party believes the information is required to be disclosed.

      10.15 COUNTERPARTS. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto.



IN WITNESS WHEREOF, the parties hereto have duly executed this Limited Liability Company Agreement of SatLogic LLC as of the day and year first above written.



MANAGING MEMBER


/s/ Jim Fiedler
_____________________________
Sattel Communications LLC



MANAGING MEMBER

/s/ J. Larry Smart
_____________________________
StreamLogic Corporation

                                  EXHIBIT "A"
              MEMBERS, CAPITAL COMMITMENTS, CAPITAL CONTRIBUTIONS,
                            AND PERCENTAGE INTERESTS





===================================================================================================
  NAME AND ADDRESS OF                                 INITIAL CAPITAL
        MEMBERS            CAPITAL COMMITMENT          CONTRIBUTION           PERCENTAGE INTEREST
---------------------------------------------------------------------------------------------------
Sattel Communications                                                               50%
 LLC                               $2,000,000                      $500,000
26025 Mureau Road
Calabasas, CA 91302
c/o James J. Fiedler
---------------------------------------------------------------------------------------------------
StreamLogic                                      1 year promissory note in
Corporation                        $2,000,000      aggregate principal amount       50%
21329 Nordhoff Street                              of $1,000,000 to be
Chatsworth, CA 91311                              secured by a pledge of
c/o J. Larry Smart                               735,294 shares of Series D
                                                    Preferred Stock of
                                                    Concentric Network
                                                       Corporation
===================================================================================================